Exhibit 99.2


RESULTS
is what we do.

WEIGHT WATCHERS

EXPERT SUPPORT





#1 MOST TRUSTED

Weight Loss Program in 2026 according to *Newsweek / BrandSpark*


NAME:
KIMBERLEY
PROGRESS:
-32 LBS*
PROGRAM:
POINTS

MADE FOR MEMBERS

W—W

Q3 2026 Shareholder Letter

NOV 5 2026

WEIGHT WATCHERS

Business Update

Q3 2026 reflects growth in our higher-value offerings

- **Revenue:** Q3 Revenue was $152.9 million, down 11% year-over-year, while Clinical Subscription Revenue grew 48% year-over-year to $38.0 million.
- **Core+**: Q3 Core+ End of Period Subscribers reached 546 thousand, up 16% year-over-year, marking a fourth consecutive quarter of sequential subscriber growth, a milestone we have not achieved in 20 years.
- **Clinical:** Q3 Clinical End of Period Subscribers were 174 thousand, up 40% year-over-year. Med+ continues to reach people who are new to Weight Watchers, with approximately 60% of Med+ sign-ups coming from such new members in Q3 2026, versus approximately 50% in Q3 2025.
- **Marketing:** Q3 marketing expense was $33.1 million, or 21.6% of Revenue, reflecting lower spend in the quarter before we approach 2027 peak season with continued allocation of spend across our portfolio.
- **Gross Margin:** Q3 Gross Margin was 71.1% and Adjusted Gross Margin[i] was 74.6%, both the highest of the first three quarters of 2026.
- **Profitability:** Q3 Net Income was $15.1 million, representing a 9.9% Net Income Margin, and Adjusted EBITDA[i] was $51.7 million, representing a 33.8% Adjusted EBITDA Margin[i].
- **Cash and Cash Equivalents:** Cash and Cash Equivalents were $126.4 million at the end of Q3, up from $101.5 million at the end of Q2 2026.
- **Narrowing FY 2026 Guidance:** We are narrowing our previously provided full year 2026 guidance ranges to $625 million to $630 million of Revenue and $110 million to $115 million of Adjusted EBITDA[ii].

Performance Indicators

Revenue rounded to the nearest whole million

	Q3 2026	Q3 2025	% CHANGE
Revenue	$153M	$172M	(11%)
Behavioral	$114M	$145M	(22%)
Clinical	$38M	$26M	48%
End of Period Subscribers	2.3M	3.0M	(23%)
Behavioral	2.1M	2.9M	(26%)
Clinical	174K	124K	40%
Monthly Subscription Revenue Per Average Subscriber (ARPU)	$21.17	$18.52	14%

Financial Metrics

	Q3 2026	Q3 2025
Gross Margin	71.1%	72.1%
Adjusted Gross Margin[i]	74.6%	75.1%
Net Income (Loss)	$15.1M	$(57.5)M
Net Income (Loss) Margin	9.9%	(33.4%)
Adjusted EBITDA[i]	$51.7M	$42.8M
Adjusted EBITDA Margin[i]	33.8%	24.9%

See "Definitions and Performance Indicators" for definitions for Revenue, End of Period Subscribers and Monthly Subscription Revenue Per Average Subscriber.

i. See "Reconciliation to GAAP Measures of Non-GAAP Financial Measures" for further detail on adjustments to the most comparable GAAP financial measures.

ii. A reconciliation of the forward-looking full year Adjusted EBITDA outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of the Company's control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

1

ONE STRATEGY | ONE PLATFORM
ADAPTING TO THE MARKET | SUPPORT AT EVERY STAGE

Q2 2025
RESET
Reset the balance sheet and set four strategic pillars.

$1.15B OF DEBT REMOVED FROM THE BALANCE SHEET



TOTAL DEBT, BEFORE VS. AT EMERGENCE
$1.6B
$465M
Before
At emergence

Q3 2025
DIFFERENTIATE
Differentiate higher-value tiers to support members at every stage.

$18.52 MONTHLY REVENUE PER SUBSCRIBER, UP 9% FROM Q3 '24



REVENUE PER SUBSCRIBER BY QUARTER
$20.59
$20.90
$21.17
2026
$18.24
$18.97
$18.52
$18.73
2025
2024
$17.44
$17.00
$16.99
$17.30
Q1
Q2
Q3
Q4

Q4 2025
STREAMLINE
Streamline operations and protect margins as higher-value tier memberships grow.

70.1% GROSS MARGIN; ADJUSTED GROSS MARGIN[i] NEAR RECORD HIGHS AT 74.4%



GROSS MARGIN - GAAP
ADJ.
74.4%
73.6%
73.6%
74.6%
70.1%
70.5%
70.3%
71.1%
Q4 '25
Q1 '26
Q2 '26
Q3 '26

Q1 2026
SCALE
Continued investment yielding scale in Med+ offering.

+51% CLINICAL SUBSCRIBER GROWTH IN A QUARTER



END OF PERIOD CLINICAL SUBSCRIBERS
124K
130K
197K
Q3 2025
Q4 2025
Q1 2026

Q2 2026
STRENGTHEN
Strengthen the balance sheet: generate cash and pay down debt.

$41.4M TERM LOAN RETIRED, $465.0M TO $423.6M OUTSTANDING



Q2 2026 TERM LOAN PAYDOWN
$36.8M
$41.4M
Cash outlay
Debt retired

Q3 2026
FOCUS
Focus investment on what sets us apart: human support.

24% OF OUR MEMBERS NOW CHOOSE HIGHER-VALUE CORE+



CORE+ SHARE OF TOTAL SUBSCRIBERS
20%
22%
24%
Q1 2026
Q2 2026
Q3 2026

Q3 CONNECTS THE PIECES
What we learn shapes where we invest.

See "Definitions and Performance Indicators" for definitions for Revenue, End of Period Subscribers and Monthly Subscription Revenue Per Average Subscriber.
i. See "Reconciliation to GAAP Measures of Non-GAAP Financial Measures" for further detail on adjustments to the most comparable GAAP financial measures.

2

To Our Valued Shareholders

Weight Watchers was built on a conviction that has only grown more relevant: reaching and sustaining weight loss requires the right combination of treatment, guidance, and support. For more than six decades, our science-backed programs, coaches, and community have helped members reach their weight loss goals. GLP-1 medications are transforming weight management. Integrating these medical advances with behavioral support and human connection is what differentiates Weight Watchers and helps members throughout their weight loss journeys.

Since becoming President and Chief Executive Officer on October 1, I have made it a priority to spend time listening to our members, coaches, clinicians, registered dietitians, and colleagues. Their experiences reinforce something fundamental about this business: there is no single path to weight loss, and the support people need varies from person to person and over time. I was fortunate to meet someone at one of our workshops in Denver who has been a member since 1966, and she shared her personal story of meeting Jean Nidetch, the founder of Weight Watchers. Her story reminded me of why we do what we do every day, and the incredible and positive impact we have on so many people's lives.

We remain committed to bringing clinical care together with behavioral support, coaching, and community. We will be deliberate and disciplined about where we focus and invest, using member feedback, engagement data, and measurable results to guide our decisions.

We are beginning to see encouraging evidence of how members are responding to our higher-value product offerings. The number of Core+ members taking GLP-1 medications has nearly tripled over the past year, while 40% more Core+ members participated in virtual experiences than a year ago. These developments reinforce the relevance of combining the medical advances transforming weight management with the necessary support, behavioral guidance, coaching, and community that have long defined Weight Watchers. Whether members receive medication prescribed by Weight Watchers Clinic or another provider, we are focused on providing the support that meets their needs, wherever they are on their journey.

Where our Business Stands

Competition in the weight-loss category continues to be unabated, reinforcing the importance of highlighting the differentiation of our offerings which provide expert guidance, personalized support, and community. That is where we are concentrating our efforts:

- **Core+:** Core+, our higher-value Behavioral offering, grew subscribers for the fourth consecutive quarter, a milestone we have not achieved in 20 years. Among members upgrading from Core to Core+, roughly one in five was taking a GLP-1 in Q3 2026, compared with approximately one in twenty in Q3 2025. As adoption of new weight loss medications grows, we believe evolving our platform to support members however they choose to approach their weight loss journey positions us for long-term success.
- **Clinical:** Med+ builds on the behavioral foundation of Core+ and adds ongoing care from clinicians trained to support people with obesity. This integration distinguishes our offering from others' services limited to a prescription alone. Med+ continues to reach people who are new to Weight Watchers, with approximately 60% of Med+ sign-ups coming from such new members in Q3 2026, versus approximately 50% in Q3 2025.
- **Marketing:** In September, we launched *The Weigh In*, a weekly podcast hosted by Samhita Mukhopadhyay, our Head of Content and Impact, exploring weight-loss journeys, wellness trends and GLP-1 stigma. The launch attracted national coverage, including a *New York Times* profile. We continue to recalibrate and diversify our marketing approach to expand the reach of our product offerings through targeted content and creator collaborations, while exploring opportunities to draw on the relationships our coaches have cultivated within their communities.

3

What our Offerings Share

Core, our digital Behavioral offering, provides science-backed weight-management tools and behavioral guidance. Core+, our higher-value Behavioral offering, adds coaching, workshops, virtual experiences, and specialized programs, including GLP-1 Success, which supports members taking GLP-1 medications even when prescribed by providers outside of Weight Watchers Clinic. Med+, our Clinical offering, builds on this behavioral foundation with ongoing care from clinicians trained to support people with obesity, including access to prescription treatment for eligible members, integrated with behavioral and community support.

Whether members obtain GLP-1 prescriptions through Weight Watchers Clinic or another healthcare provider, our programs connect them with the behavioral guidance, clinical expertise, and human support they need throughout their weight loss journeys.

MEMBER OUTCOMES

29%

MORE WEIGHT LOST WITH REGULAR ENGAGEMENT WITH GLP-1 SUCCESS

At 12 months, Med+ members prescribed a GLP-1 who regularly engaged with the GLP-1 Success Program lost 29.1% more body weight, on average, than those who used medication without this structured behavioral support.[1]

30%

LESS LIKELY TO DISCONTINUE THEIR TREATMENT PLAN

Weight Watchers Med+ members who met with a Registered Dietitian were 30% less likely to discontinue their treatment plan within the first 12 weeks compared to those who did not meet with an RD.[2]

29%

FEWER CALORIES FROM ULTRA-PROCESSED FOODS

Weight Watchers members reduced their calories from ultra-processed foods by 29%, a tangible marker of the real behavioral shifts from our approach.[3]

Delivering value consistently means choosing where to focus. We believe sustainable growth will come from focusing on what matters most to our members and to the business:

- Our members come first. When they succeed, the performance of the business will follow.
- We will focus on what sets us apart: human support, community, and the expertise of our coaches, clinicians and registered dietitians.
- We will be data driven, evaluate outcomes objectively, and scale successful initiatives.
- We will be disciplined with every dollar we spend, whether this is in marketing, product development or technology, and direct it where we believe this investment will create the most value for our members and our shareholders.

There is real work ahead. I feel good about the foundation we're building upon, and I am even more excited about the future of this business. I am grateful to our members for their trust, to our coaches, clinicians, registered dietitians, and colleagues for their commitment to our members, and to you, our shareholders, for your support.

Stephen Bye,
President and Chief Executive Officer

See "Sources" within "Sources, Definitions and Financial Details" section for further detail on footnotes.

4

Three Levels of Support

MED+ | GLP-1 Access
Get access to FDA-approved GLP-1 medication, if eligible, and clinical support.[4]

CORE+ | Signature
Lose weight with our signature program — featuring human coaches and expert support.

CORE | Basic
Get simple and effective tools to lose weight and build healthy habits.

	CORE	CORE+	MED+
FOOD AND NUTRITION			
#1 doctor-recommended Points® program[5]	✓	✓	✓
Nutrition guidance and recipes	✓	✓	✓
Tracking protein and macros	✓	✓	✓
COACHING & COMMUNITY			
Live fitness classes	–	Unlimited	Unlimited
Workshops (virtual and in-person)	2-week trial[6]	Unlimited	Unlimited
CONDITIONS AND LIFE STAGES			
GLP-1 Success Program	–	✓	✓
Support tailored to menopause	–	✓	✓
CLINICAL SUPPORT			
24/7 Clinician Care Team	–	–	✓
Access to a Registered Dietitian[4]	–	✓	✓
Dose tracking	–	✓	✓
Refill reminders and side effect tracking	–	–	✓
Insurance support	–	–	✓

See "Sources" within "Sources, Definitions and Financial Details" section for further detail on footnotes.

5

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Subscribers and ARPU

Core+ Subscribers grew for a fourth consecutive quarter



Monthly Subscription Revenue Per Average Subscriber (ARPU)[i]
$18.52
$18.73
$20.59
$20.90
$21.17
+14% Y/Y
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026



Behavioral and Clinical ARPU[i]
Clinical
Behavioral
$68.52
$70.82
$79.23
$67.55
$68.25
$16.39
$16.32
$16.82
$17.04
$17.21
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Q3 Monthly Subscription Revenue Per Average Subscriber (ARPU) was $21.17, reflecting the continued subscriber mix shift to our Clinical business from our Behavioral business, as well as growth in Core+ subscribers within our Behavioral business.

End of Period Subscribers[i] (k)

Q3 End of Period Clinical Subscribers grew 40% year-over-year to 174 thousand. End of Period Behavioral Subscribers declined 26% year-over-year to 2.1 million. While Core continues to decline, continued Core+ subscriber growth of 16% year-over-year to 546 thousand provides validation of our strategy to deliver greater member value through higher levels of personalized support, coaching, and community.



End of Period Behavioral Subscribers[i] (k)
(26%) Y/Y
2,862
2,631
2,463
2,291
2,122
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026



End of Period Clinical Subscribers[i] (k)
+40% Y/Y
124
130
197
197
174
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

i. See "Definitions and Performance Indicators" for definitions of End of Period Subscribers and Monthly Subscription Revenue Per Average Subscriber.

7

Revenue and Gross Margin

Clinical Subscription Revenue up 48% year-over-year

Q3 Revenue was $152.9 million. Clinical Subscription Revenue grew 48% year-over-year to $38.0 million and represented 25% of total Revenue, up from 15% in Q3 2025. Within Behavioral Subscription Revenue, declines continue to be concentrated in our Core offering.



Revenue ($m)
172
163
168
162
153
145
134
129
121
114
26
27
39
40
38
(22%) Y/Y
+48% Y/Y
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Clinical
Behavioral
Totals include Other Revenue

Q3 Gross Margin was 71.1% and Adjusted Gross Margin[i] was 74.6%. The increase in Gross Margin compared to Q2 2026 was driven by ongoing operational efficiency initiatives to lower fixed costs and continued alignment with our subscriber volumes across our lines of businesses.



Gross Margin
% of Revenue
75.1%
74.4%
73.6%
73.6%
74.6%
72.1%
70.1%
70.5%
70.3%
71.1%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
GAAP Gross Margin
Adjusted Gross Margin[i]

i. See "Reconciliation to GAAP Measures of Non-GAAP Financial Measures" for further detail on adjustments to the most comparable GAAP financial measures.

8

Operating Expenses

Lowest marketing quarter of the year, as planned

Q3 Marketing expenses were $33.1 million, or 21.6% of Revenue. Following elevated peak-season investment in Q1, particularly in Clinical, we continued to recalibrate marketing spend across our portfolio of offerings.

Q3 SG&A expenses were $33.8 million, or 22.1% of Revenue, reflecting lower depreciation and amortization and continued expense discipline. Adjusted SG&A[i] was $25.0 million, or 16.4% of Revenue.

Q3 Product Development expenses were $5.2 million, or 3.4% of Revenue, reflecting operational efficiencies and a higher proportion of development costs capitalized in connection with ongoing platform and digital experience enhancements.



Operating Expenses
% of Revenue
4.4%
34.9%
28.1%
5.4%
32.4%
40.2%
4.8%
28.6%
55.2%
4.0%
31.0%
29.5%
3.4%
22.1%
21.6%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Marketing
Selling, General & Admin
Product Development



Adjusted Operating Expenses[i]
% of Revenue
4.4%
17.8%
28.1%
5.4%
17.6%
40.2%
4.7%
14.8%
55.1%
3.9%
15.8%
29.4%
3.4%
16.4%
21.1%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Marketing
Selling, General & Admin
Product Development

i. See "Reconciliation to GAAP Measures of Non-GAAP Financial Measures" for further detail on adjustments to the most comparable GAAP financial measures.

9

Profitability

Positive Q3 Net Income of $15.1 million and Adjusted EBITDA[i] of $51.7 million reflect strong profitability

Q3 2026 Net Income was $15.1 million (9.9% Net Income Margin), which included $13.0 million of depreciation and amortization, $10.9 million of interest expense and $10.7 million of tax expense. Adjusted EBITDA[i] was $51.7 million (33.8% Adjusted EBITDA Margin[i]), reflecting continued strong operating performance and disciplined expense management carrying over from prior quarters.

Net Income (Loss) ($m) and Net Income (Loss) Margin


$m
(58)
(6)
(52)
14
15
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Margin
(33%)
(4%)
(31%)
9%
10%

Adjusted EBITDA ($m) and Adjusted EBITDA Margin[i]


$m
43
18
(2)
40
52
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Margin
25%
11%
(1%)
24%
34%

i. See "Reconciliation to GAAP Measures of Non-GAAP Financial Measures" for further detail on adjustments to the most comparable GAAP financial measures.

10

Cash Flow and Balance Sheet

Cash balance up $25 million from Q2 2026

Cash and Cash Equivalents were $126.4 million at the end of Q3 2026. Cash Flow from Operations was $32.3 million in the quarter, which includes $11.4 million of quarterly interest to service our term loan. The cash balance at the end of Q3 also reflects capitalized expenditures of $7.0 million in the quarter.

Cash ($m)



170
160
121
101
126
+$25m vs. Q2
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Cash from Operations ($m)



(3)
(3)
(34)
24
32
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

We have fundamentally transformed our balance sheet following our Q2 2025 Financial Reorganization:

Term Loan	Maturity	Interest Rate	Cash Sweep
Reduced total debt by over 70% from $1.6 billion in Q2 2025, with outstanding balance of ~$424 million as of Q3 2026	June 24, 2030	SOFR + 680 basis points, subject to certain conditions	Annual prepayments for excess cash above $100 million, based on the last 10 calendar days of the first quarter

11

2026 Outlook

We are narrowing our previously provided 2026 guidance ranges. We now expect **Revenue of $625 million – $630 million** (previously $620 million – $635 million) and **Adjusted EBITDA[i] of $110 million – $115 million** (previously $105 million – $115 million).

Revenue

Within Behavioral, we continue to expect year-over-year growth in Core+ subscribers.

We now expect Clinical Subscription Revenue to be approximately 25% of 2026 total Revenue, up from 16% of 2025 total Revenue.

Gross Margin

We continue to expect a slight Adjusted Gross Margin[ii] decline in 2026 versus 2025, and now expect it to be approximately 74.0% (previously above 72.0%).

Cash Generation

We continue to expect to generate cash through the remainder of 2026, including approximately $45 million – $50 million of interest costs, quarterly capital expenditures consistent with prior 2026 quarters, cash taxes between $5 million and $10 million, and timing of marketing payments.

Looking Ahead

Our third-quarter results demonstrate the profitability and cash generation capacity of the business with Core+ delivering its fourth consecutive quarter of sequential subscriber growth.

Our focus remains on demonstrating the value of the human support that differentiates our offerings, improving the reach of our marketing investments, and building on the capabilities shared across our Core, Core+, and Med+ offerings. We believe consistent execution across these priorities will position Weight Watchers for sustainable, profitable long-term growth.

i. A reconciliation of the forward-looking full year Adjusted EBITDA outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of the Company's control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.
ii. See "Reconciliation to GAAP Measures of Non-GAAP Financial Measures" for further detail on adjustments to the most comparable GAAP financial measures.

12

Third Quarter Conference Call and Webcast

The Company has scheduled a conference call today at 8:30 a.m. ET to discuss results. The webcast of the conference call will be available on the Company's corporate website, corporate.ww.com, under Events and Presentations. A replay of the webcast will be available on this site for at least 90 days.

About Weight Watchers

Weight Watchers is the global leader in science-backed weight management, offering an integrated support system built for the GLP-1 era that combines scientific expertise, medication, cutting-edge technology, and human connection. With more than 60 years of experience, Weight Watchers is the most studied commercial weight management program in the world, delivered through its No. 1 U.S. doctor-recommended weight-loss program[5]. Its holistic, personalized approach also includes U.S.-based clinical interventions and access to GLP-1 medications when clinically appropriate, and a global network of coaches and community support. Since 1963, the Company has led with science to deliver its members the personalized support they need to reach and sustain their goals. Members can access these solutions directly, or through Weight Watchers for Business' full-spectrum platform for employers, health plans, and payers. In a landscape crowded with contradictory advice, isolating apps, and one-size-fits-all solutions, Weight Watchers offers a proven path forward that is rooted in research, grounded in empathy and designed to help every member feel better in their body and live a longer, healthier life. For more information, visit weightwatchers.com.


NAME:
JESSIE
PROGRESS:
-58 LB*
PROGRAM:
POINTS

"I have different communities, but the most important one is my Weight Watchers community because we're all the same. We're all working on something hard."

—Jessie,
WW Member


NAME:
MARIA
PROGRESS:
-55 LB**
PROGRAM:
MED+

"Workshops are hugely important. You're with people who have a unique understanding of what you're going through. It's palpable that everyone can relate."

—Maria,
WW Member

See "Sources" within "Sources, Definitions and Financial Details" section for further detail on footnotes.

13

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Sources

[*] At 6 months, participants in a clinical trial of the WW program lost an average of 12 lbs (5.4% of body weight). Palacios et al. Effectiveness of a digital weight management program on diet quality: A randomized controlled trial. AJCN. 2025.

[**] At 12 months, members lost on average 44.5 lbs (19.4% of body weight) in an observational study of WW Med+ member data. Ard JD, Hong YR, Foster GD, Medcalf A, Nadolsky S, Cardel MI. Twelve-month analysis of real-world evidence from a telehealth obesity treatment provider using anti-obesity medications. Obesity. 2024.

[1] Based on an internal analysis of 3,325 members who requested at least 1 GLP-1 medication refill through Weight Watchers Med+ and self-reported both a starting weight and weight at week 52. On average, members who logged in to the GLP-1 Success Program at least 4 days each week (n=376) lost 22.20% body weight, and members who never logged in to the app (n=2,949) lost 17.20% body weight in 52 weeks. Not a randomized, controlled clinical trial. Self-reported outcomes have not been independently verified. Individual results may vary.

[2] Based on an internal analysis of data from December 2024 to April 2025 of 3,264 Weight Watchers Med+ members during their first 12 weeks of membership. 6.5% members who had at least 1 RD visit discontinued their treatment plan. 9.3% members who did not have at least 1 RD visit discontinued their treatment plan. Treatment discontinuation means canceling Weight Watchers Med+ membership or switching medication treatment plans.

[3] Based on a secondary analysis of Palacios et al. 2025, a 6-month randomized controlled trial (n=376 adults) that compared participants following WW to those given standard nutritional guidelines alone. Funded by WW International, Inc.

[4] Copays, coinsurance and deductibles may apply. Cash-pay options available. Medicare beneficiaries are not eligible for Registered Dietitian visits.

[5] Based on a 2023 survey by Cerner Enviza of 500 doctors who recommend weight loss programs to patients.

[6] For your first two weeks, you can attend Weight Watchers Workshops for free when you purchase a Core Membership. Offer available in participating areas only.

15

Fresh Start Accounting and Predecessor and Successor Periods

In connection with the Company's emergence from its financial reorganization process on June 24, 2025, the Company's nine months ended September 30, 2025 includes a "Predecessor" period from December 29, 2024 to June 24, 2025, and a "Successor" period from June 25, 2025 to September 30, 2025. Additionally, the Company qualified for and applied fresh start accounting. Accordingly, the consolidated financial statements after June 24, 2025 are not comparable with the consolidated financial statements as of or prior to that date. The Company's third quarter ended September 30, 2025, fourth quarter ended December 31, 2025, first quarter ended March 31, 2026, second quarter ended June 30, 2026 and third quarter ended September 30, 2026 all represent a Successor period.

16

Definitions and Performance Indicators

"Behavioral" business refers to providing subscriptions to the Company's digital product offerings with the option to upgrade to unlimited access to the Company's workshops and certain tailored versions of its behavior change program.

"Clinical" business refers to providing subscriptions to the Company's clinical product offerings provided by Weight Watchers Clinic and third parties combined with the Company's digital subscription product offerings and unlimited access to the Company's workshops and certain tailored versions of its behavior change program.

"Revenue" - Our "Subscription Revenue" consists of the aggregate of: (a) "Behavioral Subscription Revenue", the fees associated with subscriptions for our Behavioral offerings; and (b) "Clinical Subscription Revenue", the fees associated with subscriptions for our Clinical offerings. In addition, "Other Revenue" consists of revenue from licensing, franchise fees with respect to commitment plans and royalties, publishing and other revenue. "Revenue" consists of the aggregate of Subscription Revenue and Other Revenue.

"Incoming Subscribers" - "Subscribers" refer to Behavioral subscribers and Clinical subscribers who participate in recurring bill programs in Company-owned operations. The "Incoming Subscribers" metric reports Subscribers in Company-owned operations at a given period start. Recruitment and retention are key drivers for this metric. Management utilizes this metric to monitor changes in the subscriber base which directly impacts our revenue growth and trends.

"End of Period Subscribers" - The "End of Period Subscribers" metric reports Subscribers in Company-owned operations at a given period end. Recruitment and retention are key drivers for this metric. Management utilizes this metric to monitor changes in the subscriber base which directly impacts our revenue growth and trends.

"Monthly Subscription Revenue Per Average Subscriber" ("ARPU") - The "Monthly Subscription Revenue Per Average Subscriber" metric reports the monthly fees associated with subscriptions for our offerings divided by the Average Subscriber for our businesses. Monthly Subscription Revenue for both quarterly and year-to-date periods for each respective business are calculated as Subscription Revenue divided by the number of months in the respective quarterly or year-to-date period. The "Average Subscriber" for quarterly periods for each respective business is the average of its Incoming Subscribers and End of Period Subscribers for the respective quarterly period. The "Average Subscriber" for year-to-date periods for each respective business is the average of its Incoming Subscribers at the beginning of the fiscal year and its End of Period Subscribers for each quarter end within the respective year-to-date period. Management utilizes this metric to consider revenue growth and trends on a per subscriber basis.

17

Cautionary Note on Forward Looking Statements

This shareholder letter includes "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company's plans, strategies, objectives, initiatives, and prospects. The Company generally uses the words "may," "will," "could," "expect," "anticipate," "believe," "estimate," "plan," "intend," "aim" and similar expressions in this shareholder letter to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: our recent emergence from bankruptcy, which could adversely affect our business and relationships and subjects us to risks and uncertainties; competition from other weight management and health and wellness industry participants or the development of more effective or more favorably perceived weight management methods; our failure to continue to retain and grow our subscriber base; our ability to be a leader in the rapidly evolving and increasingly competitive clinical weight management and weight loss market; our ability to continue to develop new, innovative services and products and enhance our existing services and products or the failure of our services, products or brands to continue to appeal to the market, or our ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; our ability to successfully implement strategic initiatives; the effectiveness and efficiency of our advertising and marketing programs across multiple platforms, including digital marketing and social media platforms; the impact on our reputation of actions taken by our franchisees, licensees, suppliers, affiliated provider entities, PCs' healthcare professionals, and other partners; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate our workforce; our chief executive officer transition; our ability to successfully make acquisitions or enter into collaborations or joint ventures, including our ability to successfully integrate, operate or realize the anticipated benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence, including as a result of the existing inflationary environment, changes in tariffs and escalating trade tensions, rising interest rates, the potential impact of political and social unrest and increased volatility in the credit and capital markets; the seasonal nature of our business; our failure to maintain effective internal control over financial reporting; the impact of events that impede accessing resources or discourage or impede people from gathering with others; the early termination by us of leases; the inability to renew certain of our licenses, or the inability to do so on terms that are favorable to us; the dependence of our payments system on third-party service providers; the impact of our exposure to variable rate indebtedness; the ability to generate sufficient cash to service our debt and satisfy our other liquidity requirements; uncertainties regarding the satisfactory operation of our technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; our ability to successfully integrate and use artificial intelligence in our business; our ability to enforce our intellectual property rights both domestically and internationally, as well as the impact of our involvement in any claims related to intellectual property rights; the impact of existing and future laws and regulations; risks related to our exposure to extensive and complex healthcare laws and regulations; the outcomes of litigation or regulatory actions; risks and uncertainties associated with our international operations, including regulatory, economic, political, social, intellectual property, and foreign currency risks, which risks may be exacerbated as a result of war and terrorism; our ability to engage in share repurchases and pay cash dividends in the foreseeable future; risks related to the actions of activist shareholders and anti-takeover provisions in our articles of incorporation and bylaws; risks related to the actions of our shareholders and the exclusive forum provisions in our articles of incorporation; the possibility that we could fail to maintain the listing of our common stock on Nasdaq; and other risks and uncertainties, including those included in this shareholder letter and those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission (the "SEC") (which are available on the SEC's EDGAR database at www.sec.gov and via the Company's website at corporate.ww.com). You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company's results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this shareholder letter or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available on the SEC's EDGAR database at www.sec.gov and via the Company's website at corporate.ww.com).

18

Reconciliation to GAAP Measures of Non-GAAP Financial Measures

To supplement the Company's consolidated results presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. The Company presents in this letter non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization expenses and share-based compensation expense ("EBITDA"); and for each period presented, EBITDA adjusted, as applicable, for (a) gain on extinguishment of debt, (b) transaction costs related to strategic alternatives and the Company's Chapter 11 financial reorganization, (c) net restructuring charges associated with the previously disclosed 2025, 2024, and 2023 restructuring plans, (d) expenses in connection with the management of certain executive matters, and (e) other items such as the impact of foreign exchange gains and losses as indicated in the reconciliations below that management believes are not indicative of ongoing operations ("Adjusted EBITDA"). The Company also presents gross profit, gross margin, marketing expenses, selling, general and administrative expenses, and product development expenses on a non-GAAP basis that adjusts for similar items, as further indicated in the reconciliations included elsewhere in this shareholder letter.

In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and are useful for period-over-period comparisons of the performance of the Company's business. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies. See "Reconciliation to GAAP Measures of Non-GAAP Financial Measures" in this shareholder letter and reconciliations, if any, included elsewhere in this shareholder letter for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

A reconciliation of the forward-looking full year Adjusted EBITDA outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of the Company's control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

19

Operational Statistics

(In Thousands, Except Percentages and Monthly Subscription Revenue Per Average Subscriber)

Unaudited

	Successor				
	Three Months Ended September 30, 2026	(Constant Currency)	Three Months Ended September 30, 2025	Variance	Variance (Constant Currency)
Incoming Subscribers[1]					
Incoming Behavioral Subscribers	2,291	N/A	3,040	(24.6%)	N/A
Incoming Clinical Subscribers	197	N/A	127	55.7%	N/A
Incoming Subscribers	2,489	N/A	3,167	(21.4%)	N/A
End of Period Subscribers[2]					
End of Period Behavioral Subscribers	2,122	N/A	2,862	(25.9%)	N/A
End of Period Clinical Subscribers	174	N/A	124	40.4%	N/A
End of Period Subscribers	2,296	N/A	2,986	(23.1%)	N/A
Monthly Subscription Revenue Per Average Subscriber[3]					
Monthly Behavioral Subscription Revenue Per Average Subscriber	$ 17.21	$ 17.26	$ 16.39	5.0%	5.3%
Monthly Clinical Subscription Revenue Per Average Subscriber	$ 68.25	$ 68.25	$ 68.52	(0.4%)	(0.4%)
Monthly Subscription Revenue Per Average Subscriber	$ 21.17	$ 21.22	$ 18.52	14.3%	14.6%

Note: Totals may not sum due to rounding.

(1) The "Incoming Subscribers" metric reports WW Subscribers in Company-owned operations at a given period start.

(2) The "End of Period Subscribers" metric reports WW Subscribers in Company-owned operations at a given period end.

(3) The "Monthly Subscription Revenue Per Average Subscriber" metric reports the monthly fees associated with subscriptions for the Company's offerings divided by the Average Subscriber for its businesses. Monthly Subscription Revenue for quarterly periods for each respective business is calculated as Subscription Revenue divided by the number of months in the respective quarterly period. The "Average Subscriber" for quarterly periods for each respective business is the average of its Incoming Subscribers and End of Period Subscribers for the respective quarterly period.

Revenue - Constant Currency

(In Thousands, Except Percentages); Unaudited

	Successor			Variance	
	Three Months Ended September 30, 2026 GAAP	Constant Currency	Three Months Ended September 30, 2025 GAAP	2026 vs. 2025	2026 Constant Currency vs. 2025
Revenue[1]	$ 152,901	$ 153,270	$ 172,091	(11.2%)	(10.9%)
Behavioral Subscription Revenue[2]	$ 113,923	$ 114,286	$ 145,152	(21.5%)	(21.3%)
Clinical Subscription Revenue[3]	$ 38,037	$ 38,037	$ 25,777	47.6%	47.6%
Subscription Revenue[4]	$ 151,960	$ 152,323	$ 170,929	(11.1%)	(10.9%)
Other Revenue[5]	$ 941	$ 947	$ 1,162	(19.0%)	(18.5%)

Note: Totals may not sum due to rounding.

(1) "Revenue" consists of the aggregate of Subscription Revenue and Other Revenue.

(2) "Behavioral Subscription Revenue" consists of the fees associated with subscriptions for the Company's Behavioral offerings.

(3) "Clinical Subscription Revenue" consists of the fees associated with subscriptions for the Company's Clinical offerings.

(4) "Subscription Revenue" is the sum of Behavioral Subscription Revenue and Clinical Subscription Revenue.

(5) "Other Revenue" consists of revenue from licensing, franchise fees with respect to commitment plans and royalties, publishing and other revenue.

20

Net Income (Loss) to Adjusted EBITDA

(In Thousands, Except Percentages); Unaudited

	Successor				
	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Net Income (Loss)	$ 15,108	$ 14,074	$ (52,000)	$ (5,833)	$ (57,516)
Net Income (Loss) Margin	9.9%	8.7%	(30.9%)	(3.6%)	(33.4%)
Interest	10,861	11,588	11,475	11,767	12,052
Taxes	10,692	(11,155)	10,823	(18,856)	53,157
Depreciation and Amortization Expenses	13,050	25,916	25,886	26,308	25,493
Share-based Compensation Expense	705	732	686	604	–
EBITDA	$ 50,416	$ 41,155	$ (3,130)	$ 13,990	$ 33,186
EBITDA Margin	33.0%	25.4%	(1.9%)	8.6%	19.3%
Gain on Extinguishment of Debt[1]	–	(4,612)	–	–	–
Transaction Costs[2]	–	–	–	(514)	9,126
Restructuring Charges[3]	–	(156)	468	4,584	122
Executive Related Costs[4]	1,391	3,798	1,563	–	–
Other[5]	(147)	(421)	(737)	(17)	342
Adjusted EBITDA	$ 51,660	$ 39,764	$ (1,836)	$ 18,043	$ 42,776
Adjusted EBITDA Margin	33.8%	24.5%	(1.1%)	11.1%	24.9%

Note: Totals may not sum due to rounding.

(1) Gain on extinguishment of debt consists of the Company's voluntary prepayment in May 2026 of a portion of its New Term Loan Facility at 68.5% of par.

(2) Certain non-recurring transaction costs related to strategic alternatives and the Company's Chapter 11 financial reorganization.

(3) Restructuring charges consist of expenses associated with the reduction in headcount as a result of certain strategic re-alignments. Restructuring charges include the previously disclosed 2025 restructuring plan, the previously disclosed 2024 restructuring plan and the previously disclosed 2023 restructuring plan.

(4) Expenses in connection with the management of certain executive matters.

(5) Primarily consists of the impact of foreign currency on intercompany transactions.

21

WW

Gross Profit, Marketing Expenses, Product Development Expenses, Selling, General & Administrative (SG&A)

(In Thousands, Except Percentages); Unaudited

	Successor							
	Q3 2026				Q3 2025			
	Gross Profit	Marketing Expenses	Product Development Expenses	Selling, General and Administrative Expenses	Gross Profit	Marketing Expenses	Product Development Expenses	Selling, General and Administrative Expenses
GAAP	$ 108,692	$ 33,094	$ 5,235	$ 33,849	$ 124,111	$ 48,404	$ 7,550	$ 60,122
% of Revenue	71.1%	21.6%	3.4%	22.1%	72.1%	28.1%	4.4%	34.9%
Adjustments:								
Transaction Costs[1]	–	–	–	–	–	–	–	(9,126)
Depreciation and Amortization Expenses	5,353	–	–	(7,696)	5,135	–	(58)	(20,301)
Restructuring Charges[2]	–	–	–	–	23	–	–	(99)
Share-based Compensation Expense	0	(20)	(99)	(586)	–	–	–	–
Executive Related Costs[3]	–	(856)	–	(535)	–	–	–	–
Total Adjustments	5,354	(875)	(99)	(8,816)	5,158	–	(58)	(29,525)
Adjusted	$ 114,046	$ 32,219	$ 5,136	$ 25,033	$ 129,269	$ 48,404	$ 7,492	$ 30,597
% of Revenue	74.6%	21.1%	3.4%	16.4%	75.1%	28.1%	4.4%	17.8%
Currency Adjustment	334	40	2	19	N/A	N/A	N/A	N/A
Constant Currency	$ 109,026	$ 33,134	$ 5,237	$ 33,868	N/A	N/A	N/A	N/A
% of Revenue	71.1%	21.6%	3.4%	22.1%	N/A	N/A	N/A	N/A
Adjusted Constant Currency	$ 114,380	$ 32,259	$ 5,138	$ 25,052	N/A	N/A	N/A	N/A
% of Revenue	74.6%	21.0%	3.4%	16.3%	N/A	N/A	N/A	N/A

Note: Totals may not sum due to rounding.

(1) Certain non-recurring transaction costs related to strategic alternatives and the Company's Chapter 11 financial reorganization.

(2) Restructuring charges, from previously disclosed restructuring plans, consist of expenses associated with the reduction in headcount as a result of certain strategic re-alignments.

(3) Expenses in connection with the management of certain executive matters.

	Successor											
	Q2 2026				Q1 2026				Q4 2025			
	Gross Profit	Marketing Expenses	Product Development Expenses	SG&A	Gross Profit	Marketing Expenses	Product Development Expenses	SG&A	Gross Profit	Marketing Expenses	Product Development Expenses	SG&A
GAAP	$ 114,142	$ 47,875	$ 6,441	$ 50,352	$ 118,672	$ 92,934	$ 8,093	$ 48,084	$ 114,095	$ 65,474	$ 8,872	$ 52,688
% of Revenue	70.3%	29.5%	4.0%	31.0%	70.5%	55.2%	4.8%	28.6%	70.1%	40.2%	5.4%	32.4%
Adjustments:												
Transaction Costs[1]	–	–	–	–	–	–	–	–	–	–	–	514
Depreciation and Amortization Expenses	5,331	–	–	(20,585)	5,180	–	–	(20,706)	5,350	–	(59)	(20,899)
Restructuring Charges[2]	–	–	–	156	(65)	–	–	(533)	1,618	–	–	(2,966)
Share-based Compensation Expense	0	(160)	(109)	(463)	0	(141)	(109)	(436)	–	–	–	(604)
Executive Related Costs[3]	–	–	–	(3,798)	–	–	–	(1,563)	–	–	–	–
Total Adjustments	5,332	(160)	(109)	(24,690)	5,115	(141)	(109)	(23,238)	6,968	–	(59)	(23,955)
Adjusted	$ 119,474	$ 47,715	$ 6,332	$ 25,662	$ 123,787	$ 92,793	$ 7,984	$ 24,846	$ 121,063	$ 65,474	$ 8,813	$ 28,733
% of Revenue	73.6%	29.4%	3.9%	15.8%	73.6%	55.1%	4.7%	14.8%	74.4%	40.2%	5.4%	17.6%

Note: Totals may not sum due to rounding.

(1) Certain non-recurring transaction costs related to strategic alternatives and the Company's Chapter 11 financial reorganization.

(2) Restructuring charges consist of expenses associated with the reduction in headcount as a result of certain strategic re-alignments. Restructuring charges include the previously disclosed 2025 restructuring plan, 2024 restructuring plan, and 2023 restructuring plan.

(3) Expenses in connection with the management of certain executive matters.

22

Consolidated Balance Sheets

(In Thousands); Unaudited

	Successor	
	September 30, 2026	December 31, 2025
ASSETS		
CURRENT ASSETS		
Cash and cash equivalents	$ 126,442	$ 160,279
Restricted cash	5,796	6,298
Receivables (net of allowances: September 30, 2026 - $2,132 and December 31, 2025 - $1,651)	11,977	16,378
Prepaid income taxes	3,728	8,097
Prepaid marketing and advertising	2,050	9,275
Prepaid expenses and other current assets	11,489	13,277
TOTAL CURRENT ASSETS	161,482	213,604
Property and equipment, net	6,316	8,115
Operating lease assets	1,803	2,933
Goodwill	199,858	200,135
Other intangible assets, net	446,794	490,664
Deferred income taxes	16,209	16,482
Other noncurrent assets	14,871	14,825
TOTAL ASSETS	$ 847,333	$ 946,758
LIABILITIES AND EQUITY		
CURRENT LIABILITIES		
Portion of operating lease liabilities due within one year	$ 918	$ 1,260
Accounts payable	19,644	9,212
Salaries and wages payable	20,100	34,375
Accrued marketing and advertising	8,055	22,985
Accrued interest	892	1,084
Other accrued liabilities	18,911	23,049
Income taxes payable	1,644	6,006
Deferred revenue	21,943	28,565
TOTAL CURRENT LIABILITIES	92,107	126,536
Long-term debt, net	423,970	465,466
Long-term operating lease liabilities	1,159	1,893
Deferred income taxes	36,253	34,021
Other noncurrent liabilities	576	771
TOTAL LIABILITIES	554,065	628,687
EQUITY		
Successor common stock, $0 par value; 1,000,000 shares authorized; 9,999 shares issued at September 30, 2026 and 9,992 shares issued at December 31, 2025	380,136	378,777
Accumulated deficit	(84,913)	(62,095)
Accumulated other comprehensive (loss) income	(1,955)	1,389
TOTAL EQUITY	293,268	318,071
TOTAL LIABILITIES AND TOTAL EQUITY	$ 847,333	$ 946,758

23

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts); Unaudited

	Successor	
	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025
Subscription revenue, net[1]	$ 151,960	$ 170,929
Other revenue, net[2]	941	1,162
Revenue, net	152,901	172,091
Cost of subscription revenue[3]	44,144	47,908
Cost of other revenue	65	72
Cost of revenue	44,209	47,980
Gross profit	108,692	124,111
Marketing expenses	33,094	48,404
Product development expenses	5,235	7,550
Selling, general and administrative expenses	33,849	60,122
Operating income	36,514	8,035
Interest expense	10,861	12,052
Other (income) expense, net	(147)	342
Income (loss) before income taxes	25,800	(4,359)
Provision for income taxes	10,692	53,157
Net income (loss)	$ 15,108	$ (57,516)
Earnings (net loss) per share		
Basic	$ 1.51	$ (5.76)
Diluted	$ 1.51	$ (5.76)
Weighted average common shares outstanding		
Basic	9,999	9,987
Diluted	10,021	9,987

Note: Totals may not sum due to rounding.

(1) "Subscription revenue, net" consists of the aggregate of: (a) net "Behavioral Subscription Revenue", the fees associated with subscriptions for the Company's Behavioral offerings; and (b) net "Clinical Subscription Revenue", the fees associated with subscriptions for the Company's Clinical offerings.

(2) "Other revenue, net" consists of revenue from licensing, franchise fees with respect to commitment plans and royalties, publishing and other revenue.

(3) "Cost of subscription revenue" consists of cost of revenue and operating expenses for the Company's Behavioral and Clinical services.

24

Consolidated Statements of Cash Flows

(In Thousands); Unaudited

	Successor		Predecessor
	Nine Months Ended September 30, 2026	Period from June 25, 2025 through September 30, 2025	Period from December 29, 2024 through June 24, 2025
Operating activities:			
Net (loss) income	$ (22,818)	$ (56,262)	$ 1,118,103
Adjustments to reconcile net (loss) income to cash provided by (used for) operating activities:			
Depreciation and amortization	64,851	27,174	14,201
Amortization of deferred financing costs and debt (premium) discount, net	(76)	(26)	1,766
Impairment of franchise rights acquired	–	–	27,549
Impairment of long-lived assets	3	–	97
Share-based compensation expense	1,324	–	4,032
Deferred tax provision	1,970	1,064	26,232
Allowance for doubtful accounts	48	(513)	(1,131)
Foreign currency exchange rate (gain) loss	(1,206)	1,298	6,717
Non-cash reorganization items, net	–	–	(1,176,532)
Gain on extinguishment of debt	(4,612)	–	–
Changes in cash due to:			
Receivables	4,169	(2,245)	4,280
Prepaid expenses	13,537	39,934	(31,281)
Accounts payable	10,466	1,454	(8,237)
Accrued liabilities	(33,680)	(14,623)	15,084
Deferred revenue	(6,397)	(2,220)	(2,914)
Other long-term assets and liabilities, net	(191)	(11)	(2,234)
Income taxes	(4,349)	13,394	(30,155)
Cash provided by (used for) operating activities	23,039	8,418	(34,423)
Investing activities:			
Capital expenditures	–	(6)	(87)
Capitalized software and website development expenditures	(18,899)	(3,678)	(6,253)
Cash paid for acquisitions, net of cash acquired	–	(1,020)	–
Other items, net	–	(3)	(1)
Cash used for investing activities	(18,899)	(4,707)	(6,341)
Financing activities:			
Borrowings on revolving credit facility	–	–	171,341
Financing costs	–	–	(1,298)
Payments on long-term debt	(36,808)	–	–
Taxes paid related to net share settlement of equity awards	–	–	(145)
Cash paid for acquisitions	–	–	(16,000)
Cash (used for) provided by financing activities	(36,808)	–	153,898
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,671)	235	3,966
Net (decrease) increase in cash and cash equivalents and restricted cash	(34,339)	3,946	117,100
Cash and cash equivalents and restricted cash, beginning of period	166,577	173,620	56,520
Cash and cash equivalents and restricted cash, end of period	$ 132,238	$ 177,566	$ 173,620

25

Contact Information

Investors

Anna Kate Heller
WeightWatchers@icrinc.com

Media

Melissa Garbayo
melissa.garbayo@ww.com

26